THE DEWEY ELECTRONICS CORPORATION

_________________________________________


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Wednesday,
December 3, 2003 at 10:30 A.M. (Eastern Standard Time) for the purposes of



(1) electing five directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify;

(2) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.


The Board of Directors has fixed the close of business on October 23, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.


If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.



By Order of the Board of Directors


FRANCES D. DEWEY

Secretary



October 31, 2003





THE DEWEY ELECTRONICS CORPORATION
_______________________________________

PROXY STATEMENT

This proxy statement is furnished to the stockholders of The
Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on December 3, 2003. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. It is planned to commence the mailing of this proxy material to stockholders on or about October 31, 2003.

The enclosed proxy is solicited by the management of the Corporation. A person giving the proxy has the power to revoke it at any time before its exercise by notice to such effect delivered to the Secretary of the Corporation.

The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by electronic means.

It is important that your shares are represented at the meeting.

Whether or not you expect to attend the meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time prior to the time it is voted.

VOTING SECURITIES OUTSTANDING

Shares of Common Stock, 1,359,531 of which were outstanding as of the close of business on September 30, 2003, are the only voting securities of the Corporation and are entitled to one vote per share.

Only holders of Common Stock of record at the close of business on October 23, 2003, will be entitled to vote at the annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Corporation's Common Stock, as of September 30, 2003 (except as otherwise noted), by: (i) each person who is known by the Corporation to own beneficially more than five percent of the Corporation's Common Stock, (ii) each of the Corporation's directors and nominees for director, (iii) each of the Corporation's executive officers for whom information is provided in the "Summary Compensation Table" below, and (iv) all executive officers and directors as a group. The information presented in the table is based upon certain filings with the Securities and Exchange Commission by such persons, as indicated in the notes to the table below, or upon information otherwise provided by such persons to the Corporation. According to such filings or other information, such persons have sole voting and investment power with respect to shares reported as beneficially owned (except as indicated in the notes to the table below).

The address of each person who is a director or officer of the Corporation is 27 Muller Road, Oakland, New Jersey 07436.


Name of Beneficial Owner   Number of Shares        % of the
                           Beneficially owned      Common
                                                   Stock
Frances D. Dewey           495,233 (1)             36.43%

Asset Value Fund Limited
 Partnership
376 Main Street,
P.O. Box 74
Bedminster, New Jersey
               07921       139,800 (2)             10.28%

Alexander A. Cameron       12,649                  *

John H.D. Dewey            43,417 (3)              3.19%
LTG. James M. Link
(USA Retired)                  --                    --

Nathaniel Roberts           1,475                  *

Francis DeLorenzo          12,000 (4)              *

Edward Proskey             12,010 (5)              *

Thom A. Velto              12,715 (5)              *

All Directors and
Executive Officers as a
Group (8 persons)         589,499 (6)              42.86%

* Less than 1%.

(1)Includes 235,691 shares of Common Stock (the "Estate Shares") beneficially owned by Mrs. Dewey in her capacity as executor of the Estate of Gordon Dewey. Mrs. Dewey is also the beneficiary of the Estate Shares. Does not include any shares of Common Stock beneficially owned by Mrs. Dewey's son, John H.D. Dewey. Mrs. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by John H.D. Dewey.

(2)Based upon a Form 4 dated April 4, 2003, filed with the Securities and Exchange Commission.

(3)Includes 20,308 shares of Common Stock owned of record by a trust for the benefit of a daughter of Frances D. Dewey, of which John H.D. Dewey (Mrs. Dewey's son) is the sole trustee. Does not include any shares of Common Stock beneficially owned by Mrs. Dewey. Mr. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by Mrs. Dewey.

(4)Includes 12,000 shares issuable upon exercise of stock options granted under the Corporation's 1998 Stock Option Plan.

(5)Includes 2,000 shares issuable upon exercise of options granted under the Corporation's 1998 Stock Option Plan.

(6)Includes 16,000 shares issuable upon exercise of options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting of stockholders, five directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify. The shares represented by the accompanying proxy will be voted for the re-election of Alexander A. Cameron, Frances D. Dewey, John H.D. Dewey, LTG James M. Link (USA
Ret) and Nathaniel Roberts, unless a contrary specification is made. If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors. Directors are elected by a plurality of the votes cast. Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Information Concerning Directors and Nominees

The following table sets forth the name of each nominee for election to the Board of Directors, his or her age, principal occupation during the past five years and the name and principal business of any corporation or organization in which such occupation is carried on, and the period during which he or she has served as director.


Name          Age        Principal Occupation
                        During Past Five Years
                        Other Directorships and        Director
                        Positions With Corporation     Since

Alexander A.
  Cameron     81        President, Key Research
                        and Market Development, Inc.
                        Business Consultants           1964

Frances D.
  Dewey      76         Director of the Corporation
                        (Chairperson of the Board
                         since June 14, 2002)
                        Secretary of the Corporation   1955

John H.D.
  Dewey      38         President and Chief Executive
                        Officer of the Corporation
                        (since December 4, 2002;
                        Acting Chief Executive
                        Officer from June 14, 2002
                        until December 4, 2002)

                        Management Consultant (until
                        June 14, 2002)President,
                        Monastery Graphics, Inc.
                        Information Technology
                        Consulting                     1999

LTG James
 M. Link
(USA Retired) 60        President
                        Director (since July 21,
                        2001)Teledyne Brown
                        Engineering
                        Systems Engineering            2001

Nathaniel
  Roberts     37        General Manager
                        Callery-Judge Grove
                        Citrus Suppliers               1999

During the Corporation's last fiscal year, the Board of Directors held five meetings. Each incumbent director attended all meetings.

The Corporation's current policy regarding compensation of directors is to pay $4,000 per annum plus $400 for each Board meeting attended. No payments for services as a director during fiscal year 2003 were made to John H.D. Dewey (who received compensation as an officer of the Corporation). Annual compensation of $25,000 was paid to Frances D. Dewey as Chairperson of the Board, in lieu of the directors fees described above. In December 2001, shareholders approved a Stock Option Plan for Non-Employee Directors under which options exercisable for a total of 50,000 shares of Common Stock may be granted. To date, no options have been granted under this plan, which is administered by the Board.

Pursuant to a consulting and advisory agreement with LTG James
M. Link (USA Retired), the Corporation paid General Link, as compensation for services rendered, a fee of $2,000 per month plus additional fees under certain conditions. For his services in fiscal year 2003, General Link received a total of $16,000. This agreement was terminated in March 2003.

The Board has a Stock Option Committee which is composed of Messrs. Cameron and Roberts. The Committee administers the 1998 Stock Option Plan of the Corporation. One meeting was held during the last fiscal year; all members attended. The Board also has an Executive Compensation Committee composed of Messrs. Roberts and Cameron. The Committee administers executive compensation and held one meeting during the last fiscal year; all members attended the meeting.

The Board also has a Business Development Committee composed of John H.D. Dewey and General Link. During the last fiscal year, General Link received $8,000 for serving on this Committee. No payments for serving on this Committee were made to John H.D. Dewey (who received compensation as an officer of the Corporation).

The Board does not have a nominating committee or an audit committee.

Summary Compensation Table

The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last three fiscal years to
(1) the chief executive officer of the Corporation and (2) the other executive officers of the Corporation whose aggregate of salary and bonus compensation for the fiscal year ended June 30, 2003 exceeded $100,000.

Name and Principal    Fiscal                          Securities
Position              Year Ended    Salary    Bonus   Underlying
                                                     Options/SARs (#)

John H.D. Dewey,
  President and
   Chief Executive
   Officer (1)      June 30, 2003   $120,000    --    12,000
                    June 30, 2002   $  4,615    --        --
                    June 30, 2001         --    --        --

Francis DeLorenzo
  Vice President,
Government
  Programs          June 30, 2003   $74,855  $11,275   3,000
                    June 30, 2002   $72,286  $35,100      --
                    June 30, 2001   $71,595  $21,800   7,000

Edward L. Proskey
  Senior Vice
President,
  Operations        June 30, 2003   $88,866  $10,000   3,000
                    June 30, 2002   $86,284  $34,250      --
                    June 30, 2001   $83,813  $21,325   2,000

Thom A. Velto
  Treasurer         June 30, 2003   $99,109  $10,000   3,000
                    June 30, 2002   $96,223  $30,000      --
                    June 30, 2001   $93,522  $20,000   2,000


(1) John H. D. Dewey was appointed Acting Chief Executive Officer of the Corporation on June 14, 2002 at an annual salary of $120,000. On December 4, 2002, Mr. Dewey was elected President and Chief Executive Officer of the Corporation. In addition to the salary set forth in the table above, Mr. Dewey received payments under the Corporation's policy regarding compensation of directors for the following fiscal years: 2003 -- $0. 2002 -- $6,000. 2001 -- $5,600. Pursuant to an
advisory agreement entered into in 2001, and terminated in 2002 when Mr. Dewey became an employee of the Corporation, the Corporation made payments to Monastery Graphics, Inc., a management and information technology consulting company of which Mr. Dewey is President, in the following amounts: 2003-- $0. 2002 -- $44,625. 2001 -- $5,063.
Since becoming an employee of the Corporation, Mr. Dewey has not played an active role in Monastery Graphics' business.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

The following table sets forth, for each executive officer of the Corporation for whom information is provided in the "Summary Compensation Table" above, (1) the total number of shares received upon the exercise of options during the Corporation's fiscal year ended June 30, 2003, (2) the aggregate dollar value realized upon exercise, (3) the total number of securities underlying unexercised options as of the end of the Corporation's last fiscal year (June 30, 2003) and (4) the value of unexercised, in-the-money options as of the end of the Corporation's last fiscal year.



Name      Shares        Value    Number
          Acquired on   Realized of
          Exercise (#)  ($)      Securities        Value of
                                 Underlying        Unexercised
                                 Unexercised       In-the-Money
                                 Options           Options at
                                 at Fiscal         Fiscal Year
                                 Year End (#)      End ($)(1)

                              Exercis-  Unexercis- Exercis- Unexercis-
                               able       able       able      able
John H.D.
Dewey      --           --      --       12,000      --     $8,040
Francis
DeLorenzo  --           --     12,000     3,000    $40,934  $2,010

Edward L.
Proskey    10,000   $35,219     2,000     3,000     $5,950  $2,010

Thom A.
Velto      10,000   $35,219     2,000     3,000     $5,950  $2,010

(1) As there was no trading volume in the Corporation's shares on June 30, 2003, the year end values in the table have been calculated using the closing price of $4.60 per share on June 25, 2003, the last day of the fiscal year for which there was trading volume. The highest bid price on June 30, 2003 was $3.70 per share.

Option Grants in Last Fiscal Year


Name        Number of         % of Total   Exercise   Expiration
            Securities        Options      Price      Date
            Underlying        Granted to   ($/Sh)
            Options Granted   Employees
            (#) (1)           in Fiscal
                              Year

John H.D.
Dewey       12,000            54.5%        $3.93      12/10/13

Francis
DeLorenzo    3,000            13.6%        $3.93      12/10/13

Edward L.
Proskey      3,000            13.6%        $3.93      12/10/13

Thom A.
Velto        3,000            13.6%        $3.93      12/10/13

(1)For each individual named in this table, options for 50% of such shares become exercisable on December 11, 2003 and options for 50% of such shares become exercisable on December 11, 2004.

Executive Officers

The Corporation's executive officers are:   John H.D. Dewey, age
38, who was appointed Acting Chief Executive Officer in June 2002 following the death of Gordon C. Dewey and has been President and Chief Executive Officer since December 4, 2002; Thom A. Velto, age 53, who has been Treasurer of the Corporation since February 1990; Edward
L. Proskey, age 47, who was elected Vice President, Operations of the Corporation in June 1994 (this title was changed to Senior Vice President, Operations in June 2003); and Francis DeLorenzo, age 43, who was elected Vice President, Business Development and Marketing on June 3, 2000 (this title was changed to Vice President, Government Programs in June 2003). Prior to such election, Mr. DeLorenzo had been employed by the Corporation since 1991 in various program management capacities.



Retirement Benefits

The Corporation has a non-contributory pension plan for all active employees, under which, in general, employees with 25 or more years of service can receive 20% of their average monthly earnings (based on earnings during the five years preceding retirement) up to a specified maximum of $850 per month for life assuming normal retirement at age 65 and vested employees with lesser service receive lesser amounts. Upon the employee's death, 50% of the monthly benefit is payable to the employee's spouse for life. Mrs. Dewey receives survivor's benefits of $602 per month but does not otherwise participate in the pension plan. The Corporation's executive officers will receive the monthly maximum amount of $850 at retirement, based upon current compensation levels and assuming normal retirement at age 65.

Certain Relationships and Related Transactions

During 1988, Gordon C. Dewey lent the Corporation a total of
$200,000. The loans, which are unsecured, provide for the payment of interest at the fixed rate of 9%. The loans are repayable upon demand by Mr. Dewey's Estate, of which Frances D. Dewey is executor, but are subordinate to the Corporation's term loan with Sovereign Bank, its principal lender.

Insurance Arrangements

The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums to the insurer, the Federal Insurance Company of the Chubb Group of Insurance Companies.

Section 16(a) Beneficial Ownership Reporting Compliance

With respect to the directors and executive officers of the Corporation, based on copies of Form 4 received by the Corporation, John Dewey, Francis DeLorenzo, Edward Proskey and Thom Velto each filed with the Securities and Exchange Commission a late Form 4 during the fiscal year ended June 30, 2003, reporting one grant to him by the Board of Directors in December 2002 of options pursuant to the Corporation's 1998 Stock Option Plan. With respect to holders of more than ten percent of the outstanding Common Stock, the Corporation does not have any information regarding the Section 16(a) beneficial ownership reporting compliance of Mr. Paul Koether for the fiscal year ended June 30, 2003, other than his filings with the Securities and Exchange Commission (which do not include a Form 5).

INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the Corporation's current fiscal year is Deloitte & Touche LLP. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees

Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered to the Corporation for the audit of the Corporation's annual financial statements for the fiscal year ended June 30, 2003 and reviews of the financial statements included in the Corporation's Forms 10-Q for such year were $59,838. Such fees for the fiscal year ended June 30, 2002 were $48,500.

Audit-Related Fees;  Tax Fees;  All Other Fees.  Deloitte &
Touche LLP did not render any other services to the Corporation for the fiscal years ended June 30, 2003 and June 30, 2002.

Audit Report

The Board does not have an audit committee. The Board as a whole is responsible for the oversight of the Corporation's accounting and financial reporting practices. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those statements.

In discharging its oversight responsibility, the Board (1) reviewed and discussed the audited financial statements of the Corporation at and for the fiscal year ended June 30, 2003 with management, (2) received from the independent auditors in writing the matters required to be communicated by Statement on Auditing Standards No. 61, (3) received the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1 and (4) discussed with the independent auditors the matters referred to in Statement on Auditing Standards No. 61 and the auditors' independence from the Corporation.

Based on the reviews and discussions referred to above, the Board included the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Board of Directors,

Alexander A. Cameron
Frances D. Dewey
John H.D. Dewey
LTG James M. Link (USA Ret)
Nathaniel Roberts

STOCKHOLDER PROPOSALS

Any proposals of stockholders which are intended to be presented at the Corporation's next annual meeting of stockholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting not later than July 3, 2004. If a stockholder proposal is received by the Corporation after September 16, 2004, the persons named as proxies in the form of proxy for the Corporation's 2004 Annual Meeting of Stockholders will be entitled to exercise their discretionary voting power with respect to such proposal.

DISCRETIONARY AUTHORITY

While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.

By Order of the Board of Directors

FRANCES D. DEWEY

Secretary
October 31, 2003

REVOCABLE PROXY
THE DEWEY ELECTRONICS CORPORATION

__PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints FRANCES D. DEWEY AND JOHN H.D. DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on December 3, 2003 at 10:30 A.M. (Eastern Standard Time) at the offices of the Corporation at 27 Muller Road, Oakland, New Jersey, and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matter and upon other matters as may come before the meeting.

1.  ELECTION OF DIRECTORS		FOR		WITHHOLD	FOR ALL
EXCEPT
     (except as marked to the contrary below)

Alexander Cameron, Frances D. Dewey, John H.D. Dewey, James M.
Link,
Nathaniel Roberts

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:


This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this
	Date_______________
Proxy in the box below.

_______________________________    _____________________________
Stockholder sign above                             Co-holder (if any
sign above)






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